For Schedule  A  above  -  for  Principal  #17,  RALPH  ADRIANUS  JOSEPH  GERARDUS  HAMERS,  included  below  is  prior  investment-related  experience  (e.g.,  for  each  prior  position  -  employer,  job  title,  and  dates  of  service).

1991–06/2020 at  ING  (held  below  positions):

2013–06/2020     ING CEO  and  Chairman  Executive  Board  ING  Group,  Management  Board  Banking  and Management Board  NN  Group  (until  2014;  Supervisory  Board  member  of  NN  Group  2014–2015)

2011–2013        Chief Executive  Officer  ING  Belgium  and  Luxembourg

2010–2011        Head of  Network  Management  for  Retail  Banking  Direct  &  International

2007–2010        Global Head  of  the  Commercial  Banking  network

2005–2007        Chief Executive  Officer  ING  Bank  Netherlands

2002–2005        General Manager  ING  Bank  branch  network

1999–2002        General Manager  ING  Romania

1997–1999        Deputy General  Manager  Global  Lending  Risk  Management

1995–1997        Head of  Media  Finance  Group

1991–1995        Relationship Manager  Structured  Finance,  Global  Clients  division

1989-1991            at ABN  AMRO  (held  below  position):

1989-1991            Project and  Structured  Finance

For Schedule  A  above  -  for  Principal  #18,  IQBAL  KHAN,  included  below  is  prior  investment-related  experience  (e.g.,  for  each  prior  position  -  employer,  job  title,  and  dates  of  service).

10 /  2015  –  06  /  2019  Credit  Suisse  AG;  CEO  International  Wealth  Management

06 /  2013  –  09  /  2015  Credit  Suisse  AG;  CFO  Private  Banking  &  Wealth  Management

05 /  2011  –  06  /  2013  Ernst  &  Young  AG;  Managing  Partner  Assurance  and  Advisory  Services  –  Financial  Services

2009 –  2011  Ernst  &  Young  AG;  Industry  Lead  Partner  Banking  and  Capital  Markets,  Private  Banking  Switzerland  and  EMEA

02 /  2001  –  2009  Ernst  &  Young;  Held  various  positions  within  the  company  while  completing  several  higher  education  diplomas.

12 /  1997  –  01  /  2001  Treureva  AG;  Audit,  Trust  and  Tax  Advisory

02 /  1996  –  11  /  1997  IDEWA  Treuhand  und  Buchhaltungs  AG;  Accounting

08 /  1992  –  01  /  1996  Revor  AG  Treuhand-  &  Revisionsgesellschaft;  Accounting